Exhibit 23.2

Goodmans LLP
Bay Adelaide Centre - West Tower
333 Bay Street, Suite 3400
Toronto, Ontario M5H 2S7

Telephone: 416.979.2211
Facsimile: 416.979.1234
goodmans.ca

November 29, 2024

To: The United States Securities and Exchange Commission (the “Commission”)

Brookfield Infrastructure Finance ULC (the “Company”)

We refer to the registration statement on Form F-3ASR, filed by the Company, Brookfield Infrastructure Partners L.P., Brookfield Infrastructure L.P., BIP Bermuda Holdings I Limited, Brookfield Infrastructure Holdings (Canada) Inc., Brookfield Infrastructure LLC and BIPC Holdings Inc. (File Nos. 333-278529, 333-278529-01, 333-278529-02, 333-278529-03, 333-278529-04, 333-278529-05 and 333-278529-06), which became automatically effective upon filing with the Commission on April 5, 2024.

In connection with the prospectus supplement of the Company dated November 21, 2024, we consent to the reference to our firm’s name under the heading “Legal Matters”, and consent to the use of our firm’s name and reference to our opinion under the heading “Certain Canadian Federal Income Tax Considerations”.

Yours truly,

/s/ Goodmans LLP